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Exhibit 99

news release

August 6, 2002

Contact:	Raymond L. Lawless
Chief Financial Officer
(813) 273-3313

TSI Announces Second Quarter 2002 Results

News Summary: TSI announces $87.5 million in revenue and $30.6 million in EBITDA for Quarter II, 2002.

Tampa, Fla. – TSI Telecommunication Services Inc. (www.tsiconnections.com), a leading provider of mission critical transaction processing services to wireless telecommunications carriers globally, reported $87.5 million in total gross revenue and $30.6 million in EBITDA for the quarter ending June 30, 2002. Excluding off-network database query fees, total revenues for the second quarter of 2002 were $68.3 million.

Chief Executive Officer Ed Evans said. “TSI’s results in the second quarter confirm that our service bureau business model, which provides cost-effective outsourced solutions, is vital to our customers. In these challenging times in our industry, ensuring that our customers are capturing every dollar of revenue is critical. We remain well positioned to serve our customers, and as economic conditions improve and the competitive environment accelerates, TSI will stand out as a key provider of highly valued services.”

“We are very pleased to report that TSI met its projected revenue and EBITDA targets for second quarter,” said Ray Lawless, chief financial officer. “Based on the increasing volumes in our network business, coupled with our recently completed network expansion, we have a firm foundation from which to operate our business profitably.”

Second Quarter Highlights

TSI’s network services revenues in the second quarter 2002 totaled $46.9 million, a $6.4 million or 15.7% increase over the same period a year ago. Excluding off-network database query fees, second quarter network services revenue grew 7.3% over last year to $27.7 million. Network services provide customers with connectivity to TSI’s SS7 network and other widely used communications networks, access to intelligent network services and use of network monitoring tools. The largest network services increases were seen in SS7 database services, INLink® and Visibility® Services.

TSI’s technology interoperability services revenues were $22.2 million in the second quarter, a $1.1 million increase over second quarter 2001. These services address technology interoperability complexities by acting as the primary point of contact for hundreds of wireless carriers for the processing of roaming, billing and short message service (SMS) transactions. The increase in revenues was due in part to continued growth in the number of roaming and wireless clearing transactions.

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TSI Qtr. II earnings/page two

TSI’s call processing services generated $13.2 million in total revenues in the second quarter, a decrease of $3.5 million from the second quarter 2001. These services provide wireless carriers call delivery, subscriber verification and fraud prevention and detection solutions. The decrease in revenue was expected due to the continued migration of carriers from call processor applications to network-based SS7 solutions.

Other outsourcing services revenues were $5.3 million in the second quarter, a $4.7 million decrease over second quarter 2001. TSI’s other outsourcing services includes revenues generated primarily in prepaid wireless services, telematics and corporate account management. The decrease was mainly attributable to the planned phase out of an interim telematics solution that was custom-developed for Verizon Wireless.

Business Highlights:

•
TSI completed its network expansion, resulting in greater geographic presence, superior signaling capacity, an online service ordering and reporting function, and a migration path to future technologies including SS7 over IP telephony.

•	TSI signed a contract with U.S. Cellular, the United States’ eighth largest wireless operator, for Visibility® Services SS7 network data collection.

•
TSI signed a contract with Centennial Communications Corp., one of the largest independent wireless telecommunications service providers in the United States and the Caribbean, for two short message service (SMS) interoperability services, Message Manager and mobile e-mail gateway hosting.

•	TSI continues to lead the market in Asia Pacific with two more contracts—the Communications Authority of Thailand for roaming interoperability services and CSL of Hong Kong Ltd. for UniRoamSM.

Second Quarter Results Earnings Call

TSI will host a conference call on Wednesday, August 7, 2002 at 10:00 a.m. (EDT) to review its second quarter results and to provide 2002 guidance. To participate on this call, please dial (800) 711-5301 (for U.S. callers) or (785) 832-0201 (for international callers). The pass code for this call is “TSI.”

A replay of this call will be available beginning Wednesday, August 7, 2002 at 1:00 p.m. (EDT) through August 14, 2002, 5:00 p.m. (EDT). To access the replay, please dial (877) 710-5302 (U.S.) or +1(402) 220-1605 (international direct dial).

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About TSI

Founded in 1987, TSI is the leading provider of mission-critical transaction-processing services to wireless telecommunication carriers throughout the world. The company’s transaction-based technology interoperability, network and call processing services simplify the interconnection and management of complex voice and data networks. TSI currently serves more than 250 telecommunications providers in North America, Latin America, Asia Pacific and Europe. In North America, TSI serves all of the top ten largest wireless carriers.

TSI is the largest wireless technology interoperability provider with 60 percent market share, and its services enable protocol translation, roaming transaction processing, wireless clearing and

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TSI Qtr. II earnings/page three

financial settlement, and carrier access billing. The company operates one of the largest unaffiliated Signaling System 7 (SS7) networks that enables access to intelligent network services and real-time network performance monitoring services. TSI is also a leader in wireless call processing services such as roaming subscriber validation, call delivery, and fraud management. TSI is headquartered in Tampa, Fla.

On February 14, 2002, TSI Telecommunication Services Inc., (TSI) was effectively acquired by a series of private equity funds controlled by GTCR Golder Rauner, LLC, a Chicago, Illinois-based private equity investment firm, and certain members of TSI’s management. As a result of applying the required purchase accounting rules, the financial statements of TSI result in different accounting bases and hence the information for the periods beginning on February 14, 2002 is not comparable to the information prior to this date. Although the results before and after February 14, 2002 are not comparable, we have combined the results for these two 2002 periods to aid in the comparison to the six months ended June 30, 2002.

CUSIP: 87287VAB8; Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity).

Cautions about Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

TSI Telecommunication Services Inc.
Condensed Consolidated Statements of Income (unaudited)
(Dollars in thousands)

	Three Months Ended June 30, 2001	Six Months Ended June 30, 2001	Three Months Ended June 30, 2002	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to June 30, 2002	Combined Six Months Ended June 30, 2002
Revenues Excluding Off Network Database Queries	$73,506	$141,066	$68,329	$31,408	$101,619	$133,027
Off Network Database Queries	14,692	29,753	19,181	8,588	28,812	37,400

Total Revenues	88,198	170,818	87,511	39,996	130,431	170,427

Costs and expenses:
Cost of operations	40,432	79,213	40,553	20,655	59,169	79,824
Sales and marketing	5,942	11,423	6,087	2,614	9,222	11,836
General and administrative	11,222	22,766	10,221	4,341	16,547	20,888
Depreciation and amortization	3,348	6,572	9,165	1,464	13,672	15,136

	60,944	119,974	66,026	29,074	98,610	127,684

Operating income	27,254	50,844	21,485	10,922	31,821	42,743

Other income (expense), net
Interest income (expense), net	759	1,629	(14,853)	432	(22,640)	(22,208)
Other, net	(1)	(3)	(9)	(19)	(5)	(24)

	758	1,626	(14,862)	413	(22,645)	(22,232)

Income before provision for income taxes	28,012	52,470	6,623	11,335	9,176	20,511
Provision for income taxes	10,688	20,228	2,602	4,418	3,601	8,019

Net income	17,324	32,242	4,021	6,917	5,575	12,492
Preferred unit dividends	—	—	(6,450)	—	(9,605)	(9,605)

Net income (loss) attributable to common stockholder/unitholders	$17,324	$32,242	$(2,429)	$6,917	$(4,030)	$2,887

EBITDA	$30,601	$57,413	$30,641	$12,367	$45,488	$57,855